Exhibit 10.9

EXECUTION COPY
First Amendment to
Amended and Restated Employment Agreement

This First Amendment to Amended and Restated Employment Agreement, dated as of November 30, 2012 (this “Amendment Agreement”), is entered into by and between B/E Aerospace, Inc., a Delaware corporation (the “Company”) and Amin J. Khoury (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement dated December 31, 2008 (the “Agreement”);

WHEREAS, the Company and the Executive wish to amend Section 7.2.2 of the Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the parties hereto hereby agree as follows:

1.     Section 7.2.2 of the Agreement is hereby amended to (i) replace the reference to “three (3) million dollars” with “ten (10) million dollars” and (ii) to insert the term “as may be amended from time to time” following the word “hereto”.

2.     Except as otherwise expressly amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement effective as of the day and year first set forth above.

B/E AEROSPACE, INC.

By:	/s/ Ryan M. Patch
Name:	Ryan M. Patch
Title:	Secretary

EXECUTIVE

/s/ Amin J. Khoury
Amin J. Khoury